                                                                   EXHIBIT 99(d)

                   POWER OF ATTORNEY AND IRREVOCABLE PROXY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder (the "Shareholder"), by virtue of his signature to this Irrevocable Proxy appearing below, hereby constitutes and appoints Beverly Enterprises, Inc., a Delaware corporation ("Beverly"), acting through either its President and Chief Executive Officer or its Executive Vice President and Chief Financial Officer (or through any other officer of Beverly who is designated pursuant to a duly adopted resolution of Beverly's Board of Directors that has been delivered to the Shareholder), as attorney-in-fact and Irrevocable Proxy for the undersigned (such power being deemed to be an irrevocable power coupled with an interest), for him and in his name, place, and stead, and authorizes him to vote (by written consent or otherwise) all of the Shareholder's shares of common stock, par value $.01 (the "Shares"), of Pharmacy Management Services, Inc., a Florida corporation ("PMSI"), (i) in favor of the Merger and the other transactions contemplated by the Agreement and Plan of Merger dated December 26, 1994 (the "Merger Agreement"), among PMSI, Beverly, and Beverly Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Beverly, or any transaction that is required to effectuate the Merger, (ii) in opposition to any "Acquisition Proposal" (as defined in the Merger Agreement) or any corporate action that is part of any plan or arrangement to approve or permit the accomplishment of any Acquisition Proposal, and (iii) in opposition to any proposal to amend PMSI's Articles of Incorporation. This Irrevocable Proxy does not confer on Beverly any right or power to vote, consent, dissent, abstain, or withhold authority to vote with respect to the Shares as to any matter not enumerated above, including routine corporate actions and proceedings involving the election and removal of directors (except pursuant to an Acquisition Proposal), the appointment and ratification of independent accountants, and the adoption, amendment, or ratification of any benefit or compensation plan for officers, directors, or employees of the Company or any of its subsidiaries. Beverly and the Shareholder acknowledge that it is impossible to foresee every proposal or corporate action that might constitute part of a plan or arrangement to approve or permit the accomplishment of an Acquisition Proposal. The Shareholder intends that Beverly will have the right and power to exercise this Irrevocable Proxy to vote affirmatively in favor of all corporate action of PMSI that is necessary to approve the Merger and the other transactions contemplated by the Merger Agreement and to vote against any corporate action that is part of any plan or arrangement to approve or permit the accomplishment of any Acquisition Proposal. This Irrevocable Proxy is being given in conjunction with the Merger Agreement and the Shareholders' Agreement dated as of December 26, 1994, between Beverly and the Shareholder, among others (the "Shareholders' Agreement").

     This proxy and power of attorney is coupled with an interest, is irrevocable and is granted in consideration of the Merger Agreement and the Shareholders' Agreement. This Irrevocable Proxy shall revoke all other proxies and powers of attorney granted by the undersigned at any time with respect to the Shares, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the undersigned with respect thereto. This Irrevocable Proxy shall terminate on the date that the Shareholders' Agreement terminates.

     In accordance herwith, this Irrevocable Proxy has been signed by the undersigned as of the date indicated.

                                                 JAMES N. HARRELL REVOCABLE
                                                 TRUST, dated June 15, 1990,
                                                 amended and restated February
                                                 3, 1992, as further amended by
                                                 that certain First Amendment
                                                 dated August 24, 1992

DATE: December 26, 1994                          By: /s/ James N. Harrell
                                                     --------------------
                                                     James N. Harrell, as
                                                     Trustee


                                ACKNOWLEDGMENT

STATE OF
         --------------

COUNTY OF
          -------------

     The foregoing document was acknowleged before me this ________ day of December, 1994, by James N. Harrell, as Co-Trustee of the JAMES N. HARRELL REVOCABLE TRUST dated June 15, 1990, amended and restated Febuary 3, 1992, as further amended and rested by that certain First Amendment dated August 24, 1992, who is personally known to me or has produced _______________________ as identification.


                                                 -------------------------
                                                 Notary Public


                                                 -------------------------
                                                 Serial Number